UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 7, 2025

Forge Global Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39794	98-1561111
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Embarcadero Center Floor 15 San Francisco, California (Address of principal executive offices)	94111 (Zip Code)
(415) 881-1612
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FRGE	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of Forge Global Holdings, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission on January 14, 2025 (the “Original Form 8-K”) to disclose a transition in the Company’s Chief Financial Officer position. The Original Form 8-K reported that Mark Lee was expected to enter into a separation agreement with the Company in connection with his transition from his role as the Company’s Chief Financial Officer, and the sole purpose of this Amendment is to disclose that Mr. Lee has entered into such separation agreement. No other changes have been made to the Original Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Original Form 8-K, the Company and Mr. Lee mutually agreed on January 7, 2025 that Mr. Lee would transition from his role as the Company’s Chief Financial Officer, effective January 20, 2025 (the “Transition Date”).

On February 2, 2025, Mr. Lee entered into a separation agreement with the Company (the “Separation Agreement”) containing terms that are materially consistent with the benefits that would be due to him under his employment agreement (the “Employment Agreement”) in the event of a Good Reason termination (as defined therein), except that 1) unless otherwise approved by the Company, his last day of employment with the Company will be June 30, 2025 (the “Separation Date”), and he will continue to serve as an employee of the Company as the Company’s Chief of Strategic Wealth Solutions from the Transition Date until the Separation Date (the “Transition Period”) or such earlier date that his employment with the Company terminates during the Transition Period, 2) he will receive his severance benefits in a lump sum (rather than continued base salary payments over 18 months, as was originally specified in the Employment Agreement), and 3) he will be entitled to an additional potential cash payment of up to $142,506, which represents a portion of his 2024 annual bonus opportunity, pro-rated for the six (6) months Mr. Lee is anticipated to remain employed by the Company during the Transition Period.

The foregoing descriptions of the Separation Agreement and Employment Agreement are not complete and are qualified in their entirety by reference to the Separation Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and the Employment Agreement, a copy of which was filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, respectively.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forge Global Holdings, Inc.

Date: February 6, 2025	By:	/s/ Kelly Rodriques
	Name:	Kelly Rodriques
	Title:	Chief Executive Officer